Starfighters Space, Inc.

Maximum: 11,142,061 Shares of Common Stock

AMENDED AND RESTATED SELLING AGENCY AGREEMENT

August [*], 2025

Digital Offering, LLC
1461 Glenneyre Street, Suite D

Laguna Beach, CA 92651

Dear Ladies and Gentlemen:

Starfighters Space, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions contained in this Amended and Restated Selling Agency Agreement (this "Agreement"), to issue and sell on a "best efforts" basis up to a maximum of 11,142,061 shares of common stock, $0.00001 par value per share (the "Common Stock"), of the Company to investors (collectively, the "Investors"), at a purchase price of $3.59 per Share (the "Purchase Price"), in an offering (the "Offering") pursuant to Regulation A through Digital Offering, LLC (the "Selling Agent"), acting on a best efforts basis only, in connection with such sales. The shares of Common Stock to be sold in this Offering are referred to herein as the "Shares." The Shares are more fully described in the Amended Offering Statement (as hereinafter defined). This Agreement amends and restates that certain Selling Agency Agreement between the Company and the Selling Agent dated September 6, 2024 (the "Original Agreement").  The Offering commenced on September 6, 2024, pursuant to the Original Agreement, and a total of 4,996,697 Shares have been sold, leaving a balance of 6,145,364 Shares available for sale pursuant to the Offering.

The Company hereby confirms its agreement with the Selling Agent concerning the purchase and sale of the Shares, as follows:

1. Agreement to Act as Selling Agent.

(a) Best Efforts Basis.  On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Selling Agent agrees to act on a best efforts basis only, in connection with the issuance and sale by the Company of the Shares to the Investors. Under no circumstances will the Selling Agent be obligated to underwrite or purchase any of the Shares for their own account or otherwise provide any financing.

(b) Selling Agent' Commissions.  The Company will pay to the Selling Agent a cash commission equal to seven and one-half percent (7.50%) (the "Cash Fee") of the gross offering proceeds received by the Company from the sale of the Shares after the date of this Agreement, which shall be allocated by the Selling Agent to Dealers (as hereinafter defined) participating in the Offering, in its sole discretion.

(c) Selling Agent's Warrants.  The Company hereby agrees to issue to the Selling Agent (and/or its designees) a warrant (the "Selling Agent's Warrant") to purchase a number of Shares (such Shares, the "Warrant Shares") equal to 1.0% of the total number of Shares sold in the Offering. The Selling Agent's Warrant agreement, in the form attached hereto as Exhibit A (the "Selling Agent's Warrant Agreement"), shall be exercisable, in whole or in part, commencing on the issuance date and expiring on the five-year anniversary of the date of commencement of sales in the Offering, at an initial exercise price of $3.59 per Warrant Share, which is equal to 100% of the Purchase Price of the Shares. The Selling Agent's Warrant shall not be redeemable. The Selling Agent's Warrant and the underlying Warrant Shares have been deemed compensation by the Financial Industry Regulatory Authority, Inc. ("FINRA") and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The Selling Agent, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the Selling Agent's Warrants or the Warrant Shares, nor will the Selling Agent or permitted assignees engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Selling Agent's Warrants or the Warrant Shares for a period of 180 days from commencement of sales in the Offering, except that they may be transferred, in whole or in part, by operation of law or by reason of a reorganization of the Selling Agent, or to any selling agent or selected dealer participating in the Offering, and their officers, partners or registered representatives, if the Selling Agent's Warrant or the Warrant Shares so transferred remain subject to the foregoing lock-up restrictions for the remainder of the time period. The Selling Agent's Warrant will provide for adjustment in the number and price of such warrants (and the underlying Warrant Shares) to prevent dilution in the event of a stock dividend, stock split or other reclassification of the Common Stock, and certain registration rights.

(d) Selected Dealer Agreements.  The Selling Agent shall have the right to enter into selected dealer agreements with other broker-dealers participating in the Offering (each dealer being referred to herein as a "Dealer" and said dealers being collectively referred to herein as the "Dealers"). The Cash Fee shall be assignable by the Selling Agent, in whole or in part, to the Dealers. The Company will not be liable or responsible to any Dealer for direct payment of compensation to any Dealer, it being the sole and exclusive responsibility of the Selling Agent for payment of compensation to Dealers.

2. Delivery and Payment.

(a) On or by the date of this Agreement, (i) the Company, the Selling Agent and Enterprise Bank & Trust ("Enterprise") will have entered into an Escrow Agreement substantially in the form included as an exhibit to the Amended Offering Statement (the "Enterprise Escrow Agreement") pursuant to which an escrow account will be established, at the Company's expense, for all Investors that participate in the Offering through the Selling Agent (the "Enterprise Escrow Account"); Enterprise is referred to herein as an "Escrow Agent." The Enterprise Escrow Agreement is referred to herein as an "Escrow Agreement."

(b) Prior to the Closing Date (as hereinafter defined) and any subsequent Closing Date, (i) each Investor will execute and deliver a Subscription Agreement substantially in the relevant form included as an exhibit to the Amended Offering Statement (each, including the Purchaser Questionnaire annexed thereto, an "Investor Subscription Agreement") to the Company and the Company will make available to the Selling Agent and the applicable Escrow Agent copies of each such Investor Subscription Agreement; (ii) each Investor will transfer to an Escrow Account funds in an amount equal to the Purchase Price per Share as shown on the cover page of the Final Amended Offering Circular (as hereinafter defined) multiplied by the number of Shares subscribed by such Investor; (iii) subscription funds received from any Investor will be promptly transmitted to an Escrow Account in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (iv) each Escrow Agent will notify the Company and the Selling Agent in writing as to the balance of the collected funds in such Escrow Accounts.

(c) Notwithstanding the foregoing Section 2(b), Investors that maintain an account with a participating dealer may participate in the Offering without depositing funds with the Escrow Agent, provided such Investors maintain sufficient funds in their account with the Selling Agent.  At Closing, any amounts subscribed for and Shares delivered will be settled broker-to-broker.

(d) If an Escrow Agent shall have received written notice from the Company and the Selling Agent on or before 4:00 p.m., New York City time (or at such time(s) as may be agreed upon by the Company and the Selling Agent), on date(s) as may be agreed upon by the Company and the Selling Agent (each such date, a "Closing Date"), such Escrow Agent will release the balance of the Escrow Account for collection by the Company and the Selling Agent as provided in the Escrow Agreement and the Company shall deliver the Shares purchased on such Closing Date to the Investors, which delivery may be made through the facilities of the Depository Trust Company ("DTC") or via book entry with the Company's securities registrar and transfer agent, Nevada Agency and Transfer Company (the "Transfer Agent"). The closing (the "Closing") shall take place at the offices of the Selling Agent or such other location as the Selling Agent and the Company shall mutually agree. All actions taken at the Closing shall be deemed to have occurred simultaneously on the date of the Closing.

(e) If the Company and the Selling Agent determine that the Offering will not proceed, then the Escrow Agents will promptly return the funds to the Investors without interest.

3. Representations and Warranties of the Company. The Company represents and warrants and covenants to the Selling Agent that:

(a) The Company has filed with the Securities and Exchange Commission (the "Commission") a post-qualification amendment no.1 to the offering statement on Form 1-A (File No. 024-12488) (collectively, with the various parts of such offering statement, each as amended as of the Qualification Date for such part, including any Offering Circular (as defined below) and all exhibits to such offering statement, the "Amended Offering Statement") relating to the Shares and the Warrant Shares pursuant to Regulation A ("Regulation A") as promulgated under the Securities Act of 1933, as amended (the "Act"), and the other applicable rules, orders and regulations (collectively referred to as the "Rules and Regulations") of the Commission promulgated under the Act. As used in this Agreement:

(1) "Applicable Time" means 9:00 am (Eastern time) on the date of this Agreement;

(2) "Final Amended Offering Circular" means the final offering circular relating to the Offering, including any supplements or amendments thereto, as filed with the Commission pursuant to Regulation A;

(3) "Preliminary Amended Offering Circular" means any preliminary amended offering circular relating to the Shares included in the Amended Offering Statement pursuant to Regulation A;

(4) "Pricing Disclosure Materials" means the most recent Preliminary Amended Offering Circular;

(5) "Qualification Date" means the date as of which the Amended Offering Statement was or will be qualified with the Commission pursuant to Regulation A, the Act and the Rules and Regulations; and

(6) "Testing-the-Waters Communication" means any video or written communication with potential investors undertaken in reliance on Rule 255 of the Rules and Regulations.

(b) The Amended Offering Statement has been filed with the Commission in accordance with the Act and Regulation A; no stop order of the Commission preventing or suspending the qualification or use of the Amended Offering Statement, or any amendment thereto, has been issued, and no proceedings for such purpose have been instituted or, to the Company's, knowledge, are contemplated by the Commission.

(c) The Amended Offering Statement, at the time it became qualified, as of the date hereof, and as of the Closing Date, conformed and will conform in all material respects to the requirements of Regulation A, the Act and the Rules and Regulations.

(d) The Amended Offering Statement, at the time it became qualified, as of the date hereof, and as of the Closing Date, did not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) The most recent Preliminary Amended Offering Circular did not, as of its date, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to the statements included in the Preliminary Amended Offering Circular provided in writing by the Selling Agent expressly for use therein as described in Section 8(b) herein.

(f) The Final Amended Offering Circular will not, as of its date and on the Closing Date, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to the statements included in the Final Amended Offering Circular provided in writing by the Selling Agent expressly for use therein as described in Section 8(b) herein.

(g) The Pricing Disclosure Materials, when considered together, did not, as of the Applicable Time, included an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representation or warranty with respect to the statements included in the Pricing Disclosure Materials provided in writing by the Selling Agent expressly for use therein as described in Section 8(b) hereof.

(h) The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has full power and authority to conduct all the activities conducted by it, to own and lease all the assets owned and leased by it and to conduct its business as presently conducted and as described in the Amended Offering Statement, the Pricing Disclosure Materials and the Final Amended Offering Circular. The Company is duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on or materially affect the business, prospects, properties, management, financial position, stockholders' equity, or results of operations of the Company taken as a whole (a "Material Adverse Effect"). Complete and correct copies of the articles of incorporation and of the bylaws of the Company and all amendments thereto have been made available to the Selling Agent, and no changes therein will be made subsequent to the date hereof and prior to any Closing Date.

(i) Except as set forth in the Amended Offering Statement, the Company has no subsidiaries, nor does it own a controlling interest in any entity.

(j) The Company is organized in, and its principal place of business is in, the United States.

(k) The Company is not subject to the ongoing reporting requirements of Section 13 or 15(d) of the Exchange Act and has not been subject to an order by the Commission denying, suspending, or revoking the registration of any class of securities pursuant to Section 12(j) of the Exchange Act that was entered within five years preceding the date the Amended Offering Statement was originally filed with the Commission. The Company has filed during the two-year period preceding the date the Amended Offering Statement was originally filed with the Commission all ongoing reports required by the Rules and Regulations under Regulation A, if any.

(l) The Company is not, nor upon completion of the transactions contemplated herein will it be, an "investment company," nor an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," nor will it be registered or required to be registered as an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not a development stage company or a "business development company" as defined in Section 2(a)(48) of the Investment Company Act. The Company is not a blank check company and is not an issuer of fractional undivided interests in oil or gas rights or similar interests in other mineral rights. The Company is not an issuer of asset-backed securities as defined in Item 1101(c) of Regulation AB.

(m) Except in each case as otherwise disclosed in the Amended Offering Statement, the Pricing Disclosure Materials and the Final Amended Offering Circular, neither the Company, nor any predecessor of the Company; nor any other issuer affiliated with the Company; nor any director or executive officer of the Company or other officer of the Company participating in the Offering, nor any beneficial owner of 20% or more of the Company's outstanding voting equity securities, nor any promoter connected with the Company, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

(n) The Company is not a "foreign private issuer," as such term is defined in Rule 405 under the Act.

(o) The Company has full legal right, power and authority to enter into this Agreement and the Escrow Agreements and perform the transactions contemplated hereby and thereby. This Agreement and the Escrow Agreements have each been authorized and validly executed and delivered by the Company and are each a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability and except for limitations on enforceability of indemnity provisions under federal and state laws.

(p) The issuance and sale of the Shares and the Warrant Shares have been duly authorized by the Company, and, when issued and paid for in accordance with this Agreement or the Selling Agent's Warrant Agreement, respectively, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights other than those that have been disclosed in the Final Amended Offering Circular. The holders of the Shares or the Warrant Shares will not be subject to personal liability by reason of being such holders. The Shares and the Warrant Shares, when issued, will conform to their description thereof set forth in the Final Amended Offering Circular in all material respects. The Company has sufficient authorized shares of Common Stock for the issuance of the maximum number of Shares and Warrant Shares issuable pursuant to the Offering as described in the Final Amended Offering Circular.

(q) The Company has not authorized anyone to engage in Testing-the-Waters Communications. The Company confirms that if it decides to utilize Testing-the-Waters Communications it will authorize management of the Company and the Selling Agent to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communications.

(r) The financial statements and the related notes included in the Amended Offering Statement, the Pricing Disclosure Materials and the Final Amended Offering Circular present fairly, in all material respects, the financial condition of the Company as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with United States generally accepted accounting principles ("GAAP"), except as may be stated in the related notes thereto. No other financial statements or schedules of the Company, any subsidiary or any other entity are required by the Act or the Rules and Regulations to be included in the Amended Offering Statement or the Final Amended Offering Circular. There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(s) Adeptus Partners, LLC (the "Accountants"), who have reported on the financial statements and schedules described in Section 3(r), are registered independent public accountants with respect to the Company as required by the Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board. The financial statements of the Company and the related notes and schedules included in the Amended Offering Statement, the Pricing Disclosure Materials and the Final Amended Offering Circular comply as to form in all material respects with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein.

(t) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Amended Offering Statement and the most recent Preliminary Amended Offering Circular and prior to the Closing, other than as described or contemplated by in the Final Amended Offering Circular (A) there has not been and will not have been any material change in the capital stock of the Company or any change in the long-term debt of the Company or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or equity interests, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the business, prospects, properties, management, financial position, stockholders' equity, or results of operations of the Company taken as a whole (a "Material Adverse Change"), and (B) the Company has not sustained nor does it reasonably expect to sustain any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Amended Offering Statement, the Pricing Disclosure Materials and the Final Amended Offering Circular.

(u) Since the date as of which information is given in the most recent Preliminary Amended Offering Circular, other than as described or contemplated in the most recent Preliminary Amended Offering Circular, the Company has not entered, nor will before the Closing enter, into any transaction or agreement, not in the ordinary course of business, that is material to the Company or incurred or will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company, in each case except as disclosed in the Final Amended Offering Circular, and the Company has no plans to do any of the foregoing.

(v) The Company has good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the Amended Offering Statement or the Final Amended Offering Circular as being owned by it, in each case free and clear of all liens, encumbrances and claims except those that (1) do not materially interfere with the use made and proposed to be made of such property by the Company, or (2) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Notwithstanding the foregoing, the Selling Agent understands and acknowledges that the Company has granted a security interest over the assets of the Company pursuant to a security agreement to secure the outstanding convertible debentures issued by the Company as disclosed in the Amended Offering Statement or the Final Amended Offering Circular. Any real property described in the Amended Offering Statement or the Final Amended Offering Circular as being leased by the Company that is material to the business of the Company is held by it under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company, or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(w) There are no legal, governmental or regulatory actions, suits or proceedings pending, either domestic or foreign, to which the Company is a party or to which any property of the Company is the subject, nor are there, to the Company's knowledge, any threatened legal, governmental or regulatory investigations, either domestic or foreign, involving the Company or any property of the Company that, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(x) The Company has, and at the Closing Date will have, (1) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as presently conducted except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not be reasonably expected to have a Material Adverse Effect, and (2) performed all its obligations required to be performed, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected except as would not have a Material Adverse Effect or as disclosed in the Final Amended Offering Circular, and, to the Company's knowledge, no other party under any material contract or other material agreement to which it is a party is in default in any respect thereunder. The Company is not in violation of any provision of its organizational or governing documents.

(y) The Company has obtained all authorizations, approvals, consents, licenses, orders, registrations, exemptions, qualifications or decrees of, any court or governmental authority or agency or any sub-division thereof that is required for the performance by the Company of its obligations hereunder, in connection with the Offering, issuance or sale of the Shares under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of FINRA in connection with the offer and sale of the Shares.

(z) There is no actual or, to the knowledge of the Company, threatened, enforcement action or investigation by any governmental authority that has jurisdiction over the Company, and the Company has received no notice of any pending or threatened claim or investigation against the Company that would provide a legal basis for any enforcement action, and the Company has no reason to believe that any governmental authority is considering such action, in each case other than those accurately described in all material respects in the Final Amended Offering Circular or that would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect or adversely and materially affect the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(aa) Neither the execution of this Agreement, nor the issuance, offering or sale of the Shares (including Shares previously offered and sold pursuant to the Original Agreement), nor the consummation of any of the transactions contemplated herein (i) will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject (ii) has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, or (iii) result in any violation of (1) the provisions of the organizational or governing documents of the Company, or (2) any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company or any Subsidiary, except in each case with respect to clauses (i) and (ii) only, would not have be reasonably expected to have, in the aggregate, a Material Adverse Effect.

(bb) There is no document or contract of a character required to be described in the Amended Offering Statement or the Final Amended Offering Circular or to be filed as an exhibit to the Amended Offering Statement which is not described or filed as required. All such contracts to which the Company is a party have been duly authorized, executed and delivered by the Company, and constitute valid and binding agreements of the Company, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability and except for limitations on enforceability of indemnity provisions under federal and state laws. None of these contracts have been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice of any such pending or threatened suspension or termination.

(cc) The Company and its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Company's Common Stock.

(dd) Other than as previously disclosed to the Selling Agent in writing, neither the Company nor, to the Company's knowledge, any person acting on behalf of the Company, has and, except in consultation with the Selling Agent, will publish, advertise or otherwise make any announcements concerning the distribution of the Shares, and the Company has not and will not conduct road shows, seminars or similar activities relating to the distribution of the Shares nor has it taken or will it take any other action for the purpose of, or that could reasonably be expected to have the effect of, preparing the market, or creating demand, for the Shares.

(ee) No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Amended Offering Statement or the transactions contemplated by this Agreement, except for such rights as have been waived or as are described in the Amended Offering Statement.

(ff) No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, except in each case as would not be reasonably expected to have a Material Adverse Effect.

(gg) The Company: (i) is and has been in material compliance with all laws, to the extent applicable, and the regulations promulgated pursuant to such laws, and all other local, state, federal, national, supranational and foreign laws, provisions, policies and administrative guidance relating to the regulation of the Company, except for such non-compliance as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) has not received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any regulatory agency or third party alleging that any product operation or activity is in material violation of any laws and has no knowledge that any such regulatory agency or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; and (iii) is not a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any governmental authority, except in the case of (ii) or (iii) as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(hh) The business and operations of the Company have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction ("Environmental Laws"), and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company has not received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

(ii) There has been no storage, generation, transportation, use, handling, treatment, Release (as defined below) or threat of Release of Hazardous Materials (as defined below) by or caused by the Company (or, to the knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, have a Material Adverse Effect. "Hazardous Materials" means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. "Release" means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(jj) The Company owns, possesses, licenses or has other adequate rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company's business as now conducted (collectively, the "Intellectual Property"), except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not result in a Material Adverse Effect.

(kk) Except as would not have, individually or in the aggregate, a Material Adverse Effect, the Company (1) has timely filed all federal, state, provincial, local and foreign tax returns that are required to be filed by it through the date hereof, which returns are true and correct, or has received timely extensions for the filing thereof, and (2) has paid all taxes, assessments, penalties, interest, fees and other charges due or claimed to be due from the Company, other than (A) any such amounts being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, or (B) any such amounts currently payable without penalty or interest. There are no tax audits or investigations pending, which if adversely determined could have a Material Adverse Effect; nor to the knowledge of the Company is there any proposed additional tax assessments against the Company which could have, individually or in the aggregate, a Material Adverse Effect. No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding tax or duty is payable by or on behalf of the Selling Agent to any foreign government outside the United States or any political subdivision thereof or any authority or agency thereof or therein having the power to tax in connection with (i) the issuance, sale and delivery of the Shares by the Company; (ii) the purchase from the Company, and the initial sale and delivery of the Shares to purchasers thereof; or (iii) the execution and delivery of this Agreement or any other document to be furnished hereunder.

(ll) On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be issued and sold on such Closing Date will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(mm) The Company is insured with insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the business in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for and has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost. The Company has obtained director's and officer's insurance in such amounts as is customary for a similarly situated company engaging in an initial public offering of securities.

(nn) Neither the Company, nor any director, officer, agent or employee of the Company has directly or indirectly, (1) made any unlawful contribution to any federal, state, local and foreign candidate for public office, or failed to disclose fully any contribution in violation of law, (2) made any payment to any federal, state, local and foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (3) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977, or (4) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(oo) The operations of the Company is and has been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(pp) Neither the Company nor, to the knowledge of the Company, any director, officer, agent or employee of the Company is currently subject to any U.S. sanctions (the "Sanctions Regulations") administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the net proceeds of the offering, or lend, contribute or otherwise make available such net proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or listed on the OFAC Specially Designated Nationals and Blocked Persons List. Neither the Company nor, to the knowledge of the Company, any director, officer, agent or employee of the Company, is named on any denied party or entity list administered by the Bureau of Industry and Security of the U.S. Department of Commerce pursuant to the Export Administration Regulations ("EAR"); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions Regulations or to support activities in or with countries sanctioned by said authorities, or for engaging in transactions that violate the EAR.

(qq) The Company has not distributed and, prior to the later to occur of the last Closing Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offer and sale of the Shares other than each Preliminary Amended Offering Circular, the Pricing Disclosure Materials and the Final Amended Offering Circular, or such other materials as to which the Selling Agent shall have consented in writing.

(rr) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees, directors or independent contractors of the Company, or under which the Company has had or has any present or future obligation or liability, has been maintained in material compliance with its terms and the requirements of any applicable federal, state, local and foreign laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code (the "Code"); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; no event has occurred (including a "reportable event" as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company to any material tax, fine, lien, penalty, or liability imposed by ERISA, the Code or other applicable law; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(ss) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other, which would be required to be disclosed in the Amended Offering Statement, the Preliminary Amended Offering Circular and the Final Amended Offering Circular and is not so disclosed.

(tt) The Company has not sold or issued any securities that would be integrated with the Offering of the Shares contemplated by this Agreement pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission or that would fail to come within the safe harbor for integration under Regulation A and/or Rule 152 of the Act.

(uu) To the knowledge of the Company, there are no affiliations with FINRA among the Company's directors, officers or any five percent or greater stockholder of the Company, on an as converted basis, or any beneficial owner of the Company's unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date of the Amended Offering Statement.

(vv) Except as set forth in or contemplated by this Agreement (including in connection with any Dealer), there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Selling Agent for a brokerage commission, finder's fee or other like payment in connection with the Offering of the Shares.

(xx) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan to or for any director or executive officer of the Company or any of their respective related interests, other than any extensions of credit that ceased to be outstanding prior to the initial filing of the Amended Offering Statement. No transaction has occurred between or among the Company and any of its officers or directors, stockholders, customers, suppliers or any affiliate or affiliates of the foregoing that is required to be described or filed as an exhibit to in the Amended Offering Statement, the Preliminary Amended Offering Circular, the Pricing Disclosure Materials or the Final Amended Offering Circular and is not so described.

(yy) The Company has the power to submit, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a "New York Court").

4. Agreements of the Company

(a) The Amended Offering Statement has become qualified, and the Company will file the Final Amended Offering Circular, subject to the prior approval of the Selling Agent, pursuant to Rule 253 and Regulation A, within the prescribed time period and will provide a copy of such filing to the Selling Agent promptly following such filing.

(b) The Company will not, during such period as the Final Amended Offering Circular would be required by law to be delivered in connection with sales of the Shares by the Selling Agent or any Dealer in connection with the Offering contemplated by this Agreement (whether physically or through compliance with Rules 251 and 254 under the Act or any similar rule(s)), file any amendment or supplement to the Amended Offering Statement or the Final Amended Offering Circular unless a copy thereof shall first have been submitted to the Selling Agent within a reasonable period of time prior to the filing thereof and the Selling Agent shall not have reasonably objected thereto in good faith.

(c) The Company will notify the Selling Agent promptly, and will, if requested, confirm such notification in writing: (1) when any amendment to the Amended Offering Statement is filed; (2) of any request by the Commission for any amendments to the Amended Offering Statement or any amendment or supplements to the Final Amended Offering Circular or for additional information; (3) of the issuance by the Commission of any stop order preventing or suspending the qualification of the Amended Offering Statement or the Final Amended Offering Circular, or the initiation of any proceedings for that purpose or the threat thereof; (4) of becoming aware of the occurrence of any event that in the judgment of the Company makes any statement made in the Amended Offering Statement, the Preliminary Amended Offering Circular, the Pricing Disclosure Materials or the Final Amended Offering Circular untrue in any material respect or that requires the making of any changes in the Amended Offering Statement, the Pricing Disclosure Materials or the Final Amended Offering Circular in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification or exemption from registration of the Shares for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the qualification of the Amended Offering Statement in connection with the Offering contemplated hereby or in connection with sales of Shares pursuant to market making activities by the Selling Agent, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Amended Offering Statement, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Regulation A, the Act and the Rules and Regulations and to notify the Selling Agent promptly of all such filings.

(d) If, at any time when the Final Amended Offering Circular relating to the Shares is required to be delivered under the Act, the Company becomes aware of the occurrence of any event as a result of which the Final Amended Offering Circular, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Selling Agent, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Amended Offering Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Selling Agent, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Selling Agent, at any time to amend or supplement the Final Amended Offering Circular or the Amended Offering Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Selling Agent and will promptly prepare and file with the Commission, at the Company's expense, an amendment to the Amended Offering Statement and/or an amendment or supplement to the Final Amended Offering Circular that corrects such statement and/or omission or effects such compliance and will deliver to the Selling Agent, without charge, such number of copies thereof as the Selling Agent may reasonably request. The Company consents to the use of the Final Amended Offering Circular or any amendment or supplement thereto by the Selling Agent, and the Selling Agent agree to provide to each Investor, prior to the Closing, a copy of the Final Amended Offering Circular and any amendments or supplements thereto.

(e) The Company will furnish to the Selling Agent and their counsel, upon request and without charge (i) one conformed copy of the Amended Offering Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, and (ii) so long as an offering circular relating to the Shares is required to be delivered under the Act or the Rules and Regulations, as many copies of each Preliminary Amended Offering Circular or the Final Amended Offering Circular or any amendment or supplement thereto as the Selling Agent may reasonably request in a typeset electronic version.

(f) The Company will use its commercially reasonable efforts to ensure that the Shares are listed for trading on the NYSE American upon approval of the listing application that the Company intends to file with the NYSE American.

(g) The Company has caused each of its directors, executive officers and certain stockholders to enter into a pooling agreement (the "Pooling Agreement"), with the Company, which imposes contractual resale restrictions on the "pooled securities" as set forth in the respective Pooling Agreement filed as Exhibits 6.39 and 6.40 to the Amended Offering Statement.

(h) Prior to the sale of the Shares to the Investors, the Company will cooperate with the Selling Agent and its counsel in connection with the registration or qualification, or exemption therefrom, of the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Selling Agent may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(i) The Company will apply the net proceeds from the offer and sale of the Shares substantially in the manner set forth in the Final Amended Offering Circular under the caption "Use of Proceeds."

(j) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of any of the Shares to facilitate the sale or resale of any of the Shares.

5. Representations and Warranties of the Selling Agent; Agreements of the Selling Agent. The Selling Agent represents and warrants and covenants to the Company that:

(a) The Selling Agent agree that they shall not include any "issuer information" (as defined in Rule 433 under the Act) in any Written Testing-the-Waters Communication used or referred to by such Selling Agent without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, "Permitted Issuer Information").

(b) Neither the Selling Agent nor any Dealer, nor any managing member of the Selling Agent or any Dealer, nor any director or executive officer of the Selling Agent or any Dealer or other officer of the Selling Agent or any Dealer participating in the Offering of the Shares is subject to the disqualification provisions of Rule 262 of the Rules and Regulations. No registered representative of the Selling Agent or any Dealer, or any other person being compensated by or through the Selling Agent or any Dealer for the solicitation of Investors, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

(c) The Selling Agent and each Dealer are members of FINRA and each of them and their respective employees and representatives have all required licenses and registrations to act under this Agreement, and each shall remain a member or duly licensed, as the case may be, during the Offering.

(d) Except for Participating Dealer Agreements, no agreement will be made by the Selling Agent with any person permitting the resale, repurchase or distribution of any Shares purchased by such person.

(e) Except as otherwise consented to by the Company, the Selling Agent have not and will not use or distribute any written offering materials other than the Preliminary Amended Offering Circular, Pricing Disclosure Materials and the Final Amended Offering Circular, and shall only distribute the most current Offering Circular (whether Preliminary or Final) as of the date of such distribution. The Selling Agent have not and will not use any "broker-dealer use only" materials with members of the public or has not and will not make any unauthorized verbal representations or verbal representations which contradict or are inconsistent with the statements made in the most current Offering Circular (whether Preliminary or Final) as of the date of such verbal representations in connection with offers or sales of the Shares.

6. Expenses.

(a) Under the terms of the Original Agreement, the Company paid the Selling Agent an accountable due diligence fee of $25,000, with the agreement that this payment would be reimbursed to the Company to the extent not actually incurred, in compliance with FINRA Rule 5110(g)(4)(a). Under the terms of the Agreement, the Company shall be responsible for and pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Amended Offering Statement (including each and every amendment thereto) and exhibits thereto, each Preliminary Amended Offering Circular, the Pricing Disclosure Materials, the Final Amended Offering Circular and any amendments or supplements thereto, including all fees, disbursements and other charges of counsel and accountants to the Company, (ii) the preparation and delivery of certificates representing the Shares (if any), (iii) furnishing (including costs of shipping and mailing) such copies of the Amended Offering Statement (including each and every amendment thereto), each Preliminary Amended Offering Circular, the Pricing Disclosure Materials, the Final Amended Offering Circular, and all amendments and supplements thereto, as may be requested for use in connection with the direct placement of the Shares and market making activities of the Selling Agent, (iv) all fees and expenses in connection with listing the Shares, if applicable, (v) any filings required to be made by the Selling Agent with FINRA, and the fees, disbursements and other charges in connection therewith, and in connection with any required review by FINRA, (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(h), including the fees, disbursements and other charges of counsel in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (vii) all fees, expenses and disbursements relating to background checks of the Company's officers and directors, by a background search firm acceptable to the Selling Agent, (viii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Investors, (ix) fees and disbursements of the Accountants incurred in delivering the letter(s) described in Section 7(f) of this Agreement, (xi) the fees and expenses of the Escrow Agents, and (xii) the reasonable fees of counsel to the Selling Agent in connection with the Offering up to a maximum of $100,000, $25,000 of which was paid upon the signing of the Second Amendment to the Engagement Letter by and between the Company and the Selling Agent dated August 7, 2025. This $25,000 advance payment fees of counsel of the Selling Agent shall be reimbursed to the Company to the extent not actually incurred, in compliance with FINRA Rule 5110(g)(4)(a).

7. Conditions of the Obligations of the Selling Agent. The obligations of the Selling Agent hereunder are subject to the following conditions:

(a) (i) No stop order suspending the qualification of the Amended Offering Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the effectiveness of the Amended Offering Statement or the qualification or exemption of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission), (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Amended Offering Statement or the Final Amended Offering Circular shall have been filed unless a copy thereof was first submitted to the Selling Agent and the Selling Agent did not object thereto in good faith, and the Selling Agent shall have received certificates of the Company, dated as of the Closing Date and signed by the Chief Executive Officer of the Company, and the Chief Financial Officer of the Company, to the effect of clauses (i), (ii) and (iii).

(b) Since the respective dates as of which information is given in the Amended Offering Statement, the Pricing Disclosure Materials and the Final Amended Offering Circular, (i) there shall not have been a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Amended Offering Statement, the Pricing Disclosure Materials and the Final Amended Offering Circular and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Amended Offering Statement, the Pricing Disclosure Materials and the Final Amended Offering Circular, if in the reasonable judgment of the Selling Agent any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to Investors as contemplated hereby.

(c) Since the respective dates as of which information is given in the Amended Offering Statement, the Pricing Disclosure Materials and the Final Amended Offering Circular, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any federal, state or local or foreign court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of the Selling Agent, would reasonably be expected to have a Material Adverse Effect.

(d) Each of the representations and warranties of the Company contained herein shall be true and correct as of the Closing Date in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to such Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(e) The Selling Agent shall have received (i) an opinion and a negative assurances letter, dated as of the Closing, of counsel to the Company in form and substance reasonably acceptable to the Selling Agent, in substantially the form attached hereto as Exhibit B.

(f) At the Closing, the Accountants shall have furnished to the Selling Agent a letter, dated the date of its delivery (the "Comfort Letter"), addressed to the Selling Agent and in form and substance reasonably satisfactory to the Selling Agent containing statements and information of the type ordinarily included in accountants' "comfort letters" to Selling Agent with respect to the financial statements and certain financial information contained in the Amended Offering Statement, the Pricing Disclosure Materials and the Final Amended Offering Circular.

(g) At the Closing, there shall be furnished to the Selling Agent a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Selling Agent to the effect that each signer has carefully examined the Amended Offering Statement, the Final Amended Offering Circular and the Pricing Disclosure Materials, and that to each of such person's knowledge:

(i) (1) As of the date of such certificate, (x) the Amended Offering Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) neither the Final Amended Offering Circular nor the Pricing Disclosure Materials contains any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (2) no event has occurred as a result of which it is necessary to amend or supplement the Final Amended Offering Circular in order to make the statements therein not untrue or misleading in any material respect.

(ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality.

(iii) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

(iv) No stop order suspending the qualification of the Amended Offering Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(v) Subsequent to the date of the most recent financial statements in the Amended Offering Statement and in the Final Amended Offering Circular, there has been no Material Adverse Change.

(h) The Company shall have furnished or caused to be furnished to the Selling Agent such certificates, in addition to those specifically mentioned herein, as the Selling Agent may have reasonably requested as to the accuracy and completeness at the Closing and quarterly thereafter through the termination of the Offering of any statement in the Amended Offering Statement, the Preliminary Amended Offering Circular, the Pricing Disclosure Materials or the Final Amended Offering Circular, as to the accuracy on such date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Selling Agent.

(i) As of the Closing Date, the Shares shall have been approved for listing upon notice of issuance on the NYSE American.

(j) [intentionally omitted]

(k) The Company shall have furnished or caused to be furnished to the Selling Agent at the Closing and quarterly thereafter through the termination of the Offering satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions as the Selling Agent may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the plan of distribution, or other arrangements of the transactions, contemplated hereby.

(m) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, Inc., NYSE American or The Nasdaq Stock Market, LLC; (ii) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in the judgment of the Selling Agent makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares being delivered on any Closing Date on the terms and in the manner contemplated in the Final Amended Offering Circular.

8. Indemnification.

(a) The Company shall indemnify, defend and hold harmless the Selling Agent and each of the Dealers, and each of their respective directors, officers, employees and agents and each person, if any, who controls any Selling Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each a "Selling Agent Indemnified Party"), from and against any and all losses, claims, liabilities, expenses and damages, joint or several (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted (whether or not such Selling Agent  Indemnified Party is a party thereto)), to which any of them, may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (1) any Preliminary Amended Offering Circular, the Amended Offering Statement or the Final Amended Offering Circular or any amendment or supplement thereto, (2) the Pricing Disclosure Materials, or (3) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application"), or (iii) the omission or alleged omission to state in any Preliminary Amended Offering Circular, the Amended Offering Statement, the Final Amended Offering Circular or the Pricing Disclosure Materials, or any amendment or supplement thereto, or in any Permitted Issuer Information or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the Offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with written information furnished to the Company by any Selling Agent Indemnified Party through the Selling Agent expressly for inclusion in the Amended Offering Statement, any Preliminary Amended Offering Circular or the Final Amended Offering Circular, or in any amendment or supplement thereto or in any Application, it being understood and agreed that the only such information furnished by any Selling Agent Indemnified Party consists of the information described as such in subsection (b) below. The indemnification obligations under this Section 8(a) are not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Selling Agent Indemnified Party.

(b) The Selling Agent will, severally and not jointly, indemnify, defend and hold harmless the Company and its officers against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) that (i) arise out of or are based upon any untrue statement made by the Selling Agent in Section 5 of this Agreement, (ii) arise out of or are based upon any failure or alleged failure of the Selling Agent to pay any compensation to a Dealer or Dealers, (iii) arise out of or are based solely upon an untrue statement or alleged untrue statement of a material fact made by the Selling Agent contained in the Amended Offering Statement, any Preliminary Amended Offering Circular or the Final Amended Offering Circular, or any amendment or supplement thereto, or (iv) arise out of or are based solely upon the omission or alleged omission by the Selling Agent to state a material fact required to be stated in the Amended Offering Statement, any Preliminary Amended Offering Circular or the Final Amended Offering Circular or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Amended Offering Statement, any Preliminary Amended Offering Circular or the Final Amended Offering Circular, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Selling Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. The Company acknowledges that, for all purposes under this Agreement, the statements set forth in the paragraphs under the caption "Plan of Distribution" in any Preliminary Amended Offering Circular and the Final Amended Offering Circular constitute the only information relating to the Selling Agent furnished in writing to the Company by the Selling Agent expressly for inclusion in the Amended Offering Statement, any Preliminary Amended Offering Circular or the Final Amended Offering Circular. In no event shall the Selling Agent indemnify the Company for any amounts in excess of the fees actually received by Selling Agent pursuant to the terms of this Agreement.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Selling Agent on the other from the Offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Selling Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Selling Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bears to the Fee received by the Selling Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Selling Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Selling Agent will not be required to contribute any amount in excess of the Fee received by the Selling Agent pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9. Termination.

(a) The obligations of the Selling Agent under this Agreement may be terminated at any time prior to the Closing Date, by notice to the Company from the Selling Agent, without liability on the part of the Selling Agent to the Company if, prior to delivery and payment for the Shares, in the sole judgment of the Selling Agent: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Selling Agent, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Selling Agent, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, such as to make it, in the judgment of the Selling Agent, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (iii) trading in the Shares or any securities of the Company has been suspended or materially limited; (iv) trading generally on the New York Stock Exchange, Inc., NYSE American or The Nasdaq Stock Market LLC has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; (v) a banking moratorium has been declared by any state or Federal authority; (vi) in the judgment of the Selling Agent, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Amended Offering Circular, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its Subsidiaries considered as a whole, whether or not arising in the ordinary course of business or (vii) there has occurred a material breach of this Agreement by the Company, which breach cannot be cured or is not cured within ten (10) days following written notice to the Company from Selling Agent of such breach.

(b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof.

10. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (i) if to the Company, at the office of the Company, Starfighters Space, Inc., Reusable Launch Vehicle Hangar, Hangar Rd, Cape Canaveral, FL 32920, Attention: Rick Svetkoff, with copies to McMillan LLP, Royal Centre, 1055 W. Georgia Street, Suite 1500, Vancouver, BC V6E 4N7, Attention: Michael Shannon, or (ii) if to the Selling Agent, at the office of Digital Offering, LLC, 1461 Glenneyre Street, Suite D, Laguna Beach, CA 92651, Attention: Gordon McBean, with copies to Bevilacqua PLLC, 1050 Connecticut Avenue, N.W., Suite 500, Washington, DC 20036 Attention: Lou Bevilacqua, Esq. Any such notice shall be effective only upon receipt. Any notice under Section 8 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

11. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Selling Agent set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Selling Agent or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 7, 8 and 10 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

12. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Selling Agent, the Company and their respective successors, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 8(a) and (d) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Selling Agent and any person or persons who control the Selling Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 8(b) and (d) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Amended Offering Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Shares shall be deemed a successor because of such purchase.

13. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the New York Courts, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the New York Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the New York Courts, and with respect to any Related Judgment, each party waives any such immunity in the New York Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

The obligations of the Company pursuant to this Agreement in respect of any sum due to the Selling Agent shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the Selling Agent of any sum adjudged to be so due in such other currency, on which the Selling Agent may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Selling Agent in United States dollars hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Selling Agent against such loss. If the United States dollars so purchased are greater than the sum originally due to the Selling Agent hereunder, the Selling Agent agree to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Selling Agent hereunder.

14. Acknowledgement. The Company acknowledges and agrees that the Selling Agent are acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby. Additionally, the Selling Agent are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Selling Agent have advised or are advising the Company on other matters). The Company has conferred with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Selling Agent shall have no responsibility or liability to the Company or any other person with respect thereto. The Selling Agent advise that they and their affiliates are engaged in a broad range of securities and financial services and that it or its affiliates may have business relationships or enter into contractual relationships with purchasers or potential purchasers of the Company's securities. Any review by the Selling Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Selling Agent and shall not be on behalf of, or for the benefit of, the Company.

15. Applicable Law. The validity and interpretations of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  A manual signature on the signature page to this Agreement, an image of which shall have been transmitted electronically, will constitute an original signature for all purposes. The delivery of copies of the signature page this Agreement or other document to be delivered pursuant to this Agreement, including executed signature pages where required, by electronic transmission will constitute effective delivery for all purposes.

17. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

STARFIGHTERS SPACE, INC.

By:
Name:	Rick Svetkoff
Title:	Chief Executive Officer

Accepted as of the date hereof:

DIGITAL OFFERING, LLC

By:
Name:	Gordon McBean
Title:	Chief Executive Officer

EXHIBIT A

FORM OF SELLING AGENTS' WARRANT

EXHIBIT B

FORM OF OPINION AND NEGATIVE ASSURANCES LETTER OF GENERAL COUNSEL TO THE COMPANY